UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2014 (December 11, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On December 11, 2014, Magellan Petroleum Corporation (the "Company") held its 2014 annual meeting of stockholders (the “Annual Meeting”) in Miami Beach, Florida. At the Annual Meeting, the proposals set forth below were submitted to a vote of the Company’s stockholders. The final voting results are as follows:

	For	Withheld	Broker Non-Votes
Election of one director by the holders of Common Stock and Series A Preferred Stock to serve a three-year term expiring at the 2017 Annual Meeting of Stockholders
J. Thomas Wilson	33,541,794	4,109,181	21,302,452

	For	Withheld	Broker Non-Votes
Election of two additional directors by the holder of Series A Preferred Stock to serve until the 2015 Annual Meeting of Stockholders
Vadim Gluzman	20,089,436	—	—
Robert I. Israel	20,089,436	—	—

	For	Against	Abstain	Broker Non-Votes
Non-binding advisory resolution regarding approval of the compensation of the Company’s named executive officers	35,924,733	1,588,635	137,607	21,302,452

	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015	55,914,775	384,046	2,654,606	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

December 12, 2014

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